Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Closes on $165 Million Debt Refinancing with Société Générale

Marlton, NJ — September 26, 2014 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that it has successfully closed a refinancing of the company’s senior debt facilities with Société Générale.  This transaction, which was arranged by SG Americas Securities, LLC, the U.S. broker-dealer affiliate of Société Générale Corporate and Investment Banking, has provided senior secured debt facilities to Hill in the aggregate principal amount of $165.0 million.

The debt facilities consist of a six-year term loan facility of $120.0 million and five-year revolving credit facilities totaling $45.0 million.  The revolving credit facilities include a $30.0 million U.S. dollar-denominated facility made available to Hill and a $15.0 million Euro-denominated facility made available to Hill’s subsidiary Hill International N.V.  The revolving credit facilities also include a $35.0 million sub-limit for letters of credit with $25.0 million allocated to the U.S. revolver and $10.0 million allocated to the international revolver.

The net proceeds of the new debt facilities were used to pay off and terminate Hill’s previous senior credit facility with a bank group led by Bank of America, N.A. and a previous second lien term loan with funds managed by Tennenbaum Capital Partners, LLC.

Hill was advised on this transaction by investment bank Houlihan Lokey and by law firm Duane Morris LLP. Société Générale was advised on this transaction by law firm Milbank, Tweed, Hadley & McCloy LLP.

“We are very excited about our new lending relationship with Société Générale,” said David L. Richter, Hill’s President and Chief Operating Officer.  “These new debt facilities will significantly lower our interest expense going forward and give us the available working capital we need to continue our global growth and expansion,” added Richter.

Hill International, with 4,500 employees in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the ninth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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